Exhibit 10.2

PROSPECT CENTER

OFFICE LEASE

between

Prospect Center Corporation,

a California corporation

(LANDLORD)

and

RaceGate.Com

a Delaware corporation

(TENANT)

Date: June 2, 1999

104268 00000 1\97746 \	(i)	ONE LEASE
February 14, 1997		FIXED TERM

EXHIBITS
EXHIBIT A	THE PREMISES
EXHIBIT B	THE PROJECT
EXHIBIT C	RULES AND REGULATIONS
EXHIBIT D	NOTICE OF LEASE TERM DATES AND TENANT’S PERCENTAGE SHARE
EXHIBIT E	STANDARDS FOR UTILITIES AND SERVICES
EXHIBIT F	TENANT ESTOPPEL CERTIFICATE
EXHIBIT G	TENANT IMPROVEMENT AGREEMENT
EXHIBIT H	GUARANTY OF LEASE

104268 00000 1\97746 \	(ii)	ONE LEASE
February 14, 1997		FIXED TERM

PROSPECT CENTER

OFFICE LEASE

BASIC LEASE PROVISIONS

1.	DATE OF LEASE: June 2, 1999

2.	LANDLORD: Prospect Center Corporation, a California corporation

3.	TENANT: RaceGate.Com, a Delaware corporation

4.	BUILDING NAME AND ADDRESS:

Prospect Center

1020 Prospect Street

La Jolla, CA 92037

5.	PREMISES:

Suite(s) No. 250, 401, and 201 located on the 2nd and 4th floors of the Building as shown on Exhibit A with approximate square footage as follows:

Suite 250, 3499 rentable square feet and 3043 useable square feet

Suite 401, 1350 rentable square feet and 1174 useable square feet

Suite 201, 2760 rentable square feet and 2400 useable square feet (See Addendum 1)

6.	TERM:

Suites 250 and 401 - Thirty-seven (37) months, (July 1, 1999 – July 31, 2002)

Suite 201 - Twenty-five (25) months and fifteen (15) days, (June 15, 2000 – July 31, 2002)

plus any partial month at the commencement of the Term.

7.	COMMENCEMENT DATE: The Term shall commence upon the earlier of the following dates (the “Commencement Date”).

a)	Substantial completion of the Tenant Improvements described in the Tenant Improvement Agreement and Landlord’s tender of possession of the Premises to Tenant, or

b)	The date that Tenant opens for business in the Premises.

For reference purposes only, the anticipated Commencement Date is July 1, 1999 for Suites 250 and 401; and June 15, 2000 for Suite 201.

8.	BASE MONTHLY RENT:

Suite 250 - Seven Thousand Eight Hundred Seventy Two and 75/100 Dollars ($7,872.75) ($2.25 per square foot of Rentable Area and $2.587 per square foot of Useable Area).

Suite 401 - Three Thousand Thirty Seven and no/100 Dollars ($3,037.50) ($2.25 per square foot of Rentable Area and $2.587 per square foot of Useable Area).

Suite 201 - Six Thousand Nine Hundred and no/100 Dollars ($6,900.00) ($2.50 per square foot of Rentable Area and $2.875 per square foot of Useable Area).

(i)

9.	RENTAL ADJUSTMENTS:

Step Increase. The Base Monthly Rent shall increase to the amounts and on the dates shown below (each such date being an “Adjustment Date”).

Landlord’s initials:	/s/ Illegible	Tenant’s initials:	/s/ Illegible

Suite	Adjustment Date	New Base Monthly Rent	Per Square Foot of Rentable Area
250	July 1, 2000	$8,047.70	$2.30
250	July 1, 2001	$8,222.65	$2.35
401	July 1, 2000	$3,105.00	$2.30
401	July 1, 2001	$3,172.50	$2.35
201	June 15, 2001	$7,038.00	$2.55
201	June 15, 2002	$7,176.00	$2.60

10.	PREPAID RENT: Upon Lease execution, Tenant shall pay to Landlord the sum of One Hundred Thirty Four Thousand Seven Hundred Twenty Eight and 05/100 Dollars ($134,728.05) which shall be applied towards the Base Rent for months 1, 2, 13, 14, 15, 25, 26, and 27 of the Lease Term.

11.	SECURITY DEPOSIT: Seventeen Thousand Eight Hundred Ten and 25/100 Dollars ($17,810.25)

12.	TENANT’S PERCENTAGE SHARE OF OPERATING EXPENSES:

Approximate percentage based upon the Rentable Area of the Premises and the Rentable area of the Building which is 42,264 square feet is as follows: Suite 250 – 8.28%: Suite 401 – 3.19%: and Suite 201 – 6.53%

13.	BROKERS:

Landlord’s Broker: Capital Growth Properties, Inc. (Suites 250, 401 & 201)

Tenant’s Broker: The Irving Hughes Group, Inc. (Suites 250, 401, & 201);

Third Party Broker for Suite 250: San Diego Commercial Realty

14.	ADDRESS FOR NOTICE:

Landlord: Prospect Center Corporation

1020 Prospect Street, Suite 312

La Jolla, California 92037

Attn: Property Manager

Tenant:

Attn:

15.	PARKING: No parking rights are provided under this Lease.

16.	TENANT’S PERMITTED USE: General office for research and development and related functions of an Internet company.

17.	GUARANTOR: (If none, so state)

(ii)

18.	TENANT IMPROVEMENTS: Landlord will provide improvements to the Premises prior to the Lease Commencement Dates as noted in Exhibit G. Any additional improvements requested by Tenant shall be at the Tenant’s expense.

19.	TENANT’S ANNUAL OPERATING EXPENSE ALLOWANCE:

Tenant shall be responsible for its pro rata share of Operating Expenses in excess of the Base Year of 1999 for Suites 250 and 401, and in excess of the Base Year of 2000 for Suite 201.

(To be adjusted upon determination of actual Rentable Area of the Premises in accordance with Article 2. Landlord and Tenant acknowledge that the Operating Expense Allowance is an estimate of the Operating Expenses for the Project and that the actual Operating Expenses may be higher or lower).

20.	ADDENDA: Addenda 1 through 2, inclusive, are attached to this Lease and are incorporated herein by this reference and made a part hereof.

21.	EXHIBITS: The exhibits referenced in the Table of Contents are each attached to this Lease and are incorporated herein by this reference and made a part hereof.

Each Basic Lease Provision set forth above is a summary of the terms elsewhere in this Lease which relate to each such Basic Lease Provision. If there is any conflict between any Basic Lease Provision and any specific clause of the Lease, the more specific clause shall control.

(iii)

GENERAL LEASE PROVISIONS

ARTICLE

DEFINITIONS

Unless the context otherwise specifically requires, the following terms shall have the meaning set forth below.

1.1 Additional Rent. “Additional Rent” means all fees, assessments, expenses and charges, however denominated, required to be paid by Tenant pursuant to this Lease in addition to the Base Monthly Rent, including, but not limited to, Tenant’s Percentage Share of Operating Expenses.

1.2 Base Monthly Rent. “Base Monthly Rent” shall refer to the initial Base Monthly Rent specified in Section 6 of the Basic Lease Provisions, and, as the context requires, any adjustments made to the initial Base Monthly Rent.

1.3 Building; Office Building. “Building” or “Office Building” means the office building located on the Building Lot, in which the Premises are located as delineated on Exhibit B.

1.4 Building Common Areas. “Building Common Areas” means the following: all areas within the Building and the Project which are not now or hereafter held for exclusive use by persons entitled to occupy space in the Building. Building Common Areas include, but are not limited to, parking areas, driveways, truckways, delivery passages, loading docks, sidewalks, ramps, landscaped and planted areas, exterior stairways, hallways and interior stairwells not located within the premises of any tenant, ground floor lobby, elevators, elevator lobbies not located within the premises of any tenant, retaining walls, restrooms not located within the premises of any tenant, fountains, statues, any and all monument signs situated on the Building Lot, common pipes, conduits, wires and appurtenant equipment serving the Premises and all other areas and improvements within the Building and/or the Building Lot provided by Landlord from time to time for the common use of Landlord and tenants of the Building and their respective employees and invitees as reasonably determined by Landlord from time to time.

1.5 Building Lot. “Building Lot” means the real property upon which the Building is located which is more particularly described on Exhibit B hereto.

1.6 Business Days. “Business Days” means all days in any given year other than Saturdays, Sundays and Legal Holidays.

1.7 Index. “Index” means the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, all urban consumers index for all items in the Los Angeles/Anaheim/Riverside metropolitan area (1982-1984 = 100). If the issuance of the Index by the Federal Government is discontinued or revised during the Term, such other governmental index or computation with which it is replaced shall be used to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

1.8 Lease; Office Lease. “Lease” or “Office Lease” means the Basic Lease Provisions, General Lease Provisions, Tenant Improvement Agreement, Rules and Regulations in their present form or as modified subsequent to the execution of the Lease, and any and all addenda, amendments and exhibits, to this Lease.

1.9 Lease Year. “Lease Year” means each period of twelve (12) consecutive full calendar months beginning on the first day of the first calendar month next following the Commencement Date (or beginning on the Commencement Date, if the Commencement Date falls on the first day of a month) provided, however, that the first Lease Year shall also include any partial month from the Commencement Date through the last day of the month in which the Commencement Date falls and the last Lease Year shall end on the Date the Term expires or terminates.

1.10 Legal Holidays. “Legal Holidays” means only New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other national holidays which now exist or may be established after the date of this Lease by the U.S. Government.

1.11 Mortgage. “Mortgage” means any mortgage or deed of trust which constitutes a lien on the Building and/or the Building Lot given for the purpose of securing indebtedness to purchase or improve the Building and/or the Building Lot.

1.12 Mortgagee. “Mortgagee” means the holder of the beneficial interest in any Mortgage. The term “Beneficiary” shall be synonymous with the term “Mortgagee.”

1.13 Operating Expenses.

“Operating Expenses” mean with respect to each full or partial calendar year during the Term all reasonable costs of managing, operating, overhauling, repairing and maintaining the Building, the Building Common Areas, and the Building Lot (sometimes hereinafter collectively referred to as the “Project”) (including any expansions thereto) consistent with a first-class Class A institutional quality office building determined by (a) the average percent of actual occupancy for the entire calendar year or (b) as if the Building were not less than 95% occupied for an entire calendar year, whichever is greater, including but not limited to the following items:

1.13.1.1 payroll costs, including all salaries, wages, payroll and similar taxes, social security taxes, federal and state unemployment taxes, unemployment insurance costs, workers’ compensation, disability and other insurance, medical and other health benefits or payments, welfare, retirement, vacation, holiday and other paid absences and other employee benefits applicable to persons engaged in the management, operation, maintenance or repair of the Project whether employed by Landlord or another party with whom Landlord contracts for such services;

1.13.1.2 premiums and other charges for fire and extended coverage insurance (all risk, full replacement cost), including at Landlord’s election earthquake, flood, windstorm, hail, explosion or riot, broad form comprehensive public liability and property damage insurance, contractual liability insurance, plate glass insurance, owned and non-owned automobile insurance, elevator insurance, boiler and machinery insurance, sprinkler leakage and water damage insurance, legal liability insurance, burglary and hold-up insurance, fidelity and pilferage insurance, rental loss and business interruption insurance, excess and umbrella insurance and any other insurance Landlord deems necessary or desirable;

1.13.1.3 service contracts, including but not limited to contracts for outside maintenance or repair, security which Landlord may elect to provide, janitorial, landscaping and replanting, gardening and cleaning services, window cleaning, rubbish removal, pest control, water treatment, non-structural roof repairs, servicing of elevators and escalators and electrical, plumbing and mechanical equipment;

1.13.1.4 the cost of materials, tools, supplies and equipment held for use or used for the benefit of the Project;

1.13.11.5 the fair market rental value of Landlord’s managing agent office in the Project;

1.13.1.6 the costs of all capital improvements and replacements to the Project its contents or any portion thereof, made to comply with any present or future law, ordinance, rule or regulation or made to improve or add Building life-safety or security systems or made to reduce other Building Expenses, such costs to be amortized over the applicable recovery period for federal tax purposes or the estimated useful life as determined by Landlord and utilized by Landlord in its financial and tax reporting, and to include a return on capital at such rate as Landlord may pay on funds borrowed for the purpose of constructing such improvements or replacements;

1.13.1.7 license, permit and inspection fees;

1.13.1.8 management fees and expenses not exceeding fees and charges normally incurred with respect to comparable first class office buildings;

1.13.1.9 legal, accounting and consulting fees and expenses;

1.13.1.10 Property Taxes levied against the Project whether assessed against Landlord or assessed against Tenant and paid by Landlord, or any combination of the foregoing;

1.13.1.11 Utility Costs (defined below);

1.13.1.12 any and all other expenses related to the Project however denominated which, in accordance with generally accepted accounting principles consistently applied, could fairly be treated as an operating expenses by landlords of comparable first-class, Class A institutional quality office buildings.

1.13.2 Operating Expenses shall not include (i) Mortgage and debt service on any debt instrument which encumbers the Project; (ii) ground lease payments; (iii) Landlord’s general overhead and general administrative expenses not related to management or operation of the Project; (iv) depreciation (except for the amortization of capital improvements and replacements described in Section 1.13.1.6 above); (v) any and all costs of selling, exchanging or refinancing the Project including any escrow charges, transfer taxes, loan fees and points; (vi) extraordinary real estate taxes or insurance premiums related to the tenant improvements of other tenants in the Building which are in excess of building standard as may be defined by Landlord from time to time; (vii) costs incurred by Landlord for the repair of damage to the Project to the extent Landlord is reimbursed by insurance proceeds from policies paid for in total or in part by Tenant; (viii) capital expenditures required by Landlord’s failure to comply with laws enacted on or before the date of issuance of a certificate of occupancy or an equivalent governmental permit for the initial occupancy of the Building; (ix) costs incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise decorating, painting or redecorating vacant space for tenants of the Building; (x) leasing commissions, attorneys’ fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building, (xi) costs incurred by Landlord to enforce the provisions of any lease of space in the Building due to the violation by ant tenant of the Building of the terms and conditions of any lease; (xii) cost of services paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by unaffiliated qualified third parties on a comparable competitive basis; (xiii) any compensation (including wages and fringe benefits) paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Building lobby; (xiv) all items and services for which Tenant or any other tenant of the Building reimburses Landlord (other than the pass-through of Building Expenses) and which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; (xv) the cost of purchase and installation of signs in or on the Building which identify the owner of the Building or any tenant of the Building; (xvi) tax penalties incurred as a result of Landlord’s negligence or inability or unwillingness to make payments when due.

1.14 Prime. “Prime” shall mean the rate publicly announced from time to time by Union Bank as its “Reference Rate” or “Prime Rate.”

1.15 Property Taxes. “Property Taxes” means and shall include any form of assessment, license fee, license tax, special tax, business license fee, commercial rental tax, levy, charge, penalty (not resulting from failure of the Landlord), tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement assessment or special district thereof, as against any legal or equitable interest of Landlord in the Premises or the Project including, but not limited to, the following:

(a) any tax, special tax, on Landlord’s right to other income from the Premises or Project or as against Landlord’s business of leasing the Premises or Project.

(b) any assessment, tax, special tax, fee, levy or charge, in substitution or addition, partial or total, to or regarding any assessment, tax, special tax, fee, levy or charge previously included or not included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. Tenant and Landlord intend that all such new and increased assessments, taxes, special taxes, fees, levies and charges be included within the definition of Property Taxes for the purposes of this Lease;

(c) any assessment, tax, special tax, fee, levy or charge allocable to or measured by the area of the Premises, Building, Building Lot or Project or the rent payable pursuant to this Lease or the providing of parking, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building, Building Lot or Project or any portion thereof;

(d) any assessment, tax, special tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises or the Project.

Notwithstanding any contrary provision of this Section 1.15, Property Taxes shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes. Property Taxes constitute a portion of the Operating Expenses.

1.16 Rent. “Rent” as used in this Lease, means and includes the Base Monthly Rent (as adjusted), Additional Rent and all other amounts Tenant is required to pay pursuant to this Lease.

1.17 Rentable Area/Usable Area. The terms “Rentable Area” and “Usable Area” as used in the Lease in reference to the Building, the Premises, or any other portion of the Building shall mean the number of rentable square feet or usable square feet (as applicable) as determined by Landlord’s representative in the manner provided in Section 2.1 of this Lease. From time to time if space is added to or deleted from the Premises, Landlord’s representative shall determine the Rentable Area and the Usable Area of such space.

1.18 Rules and Regulations. “Rules and Regulations” means and refers to the Rules and Regulations set forth in Exhibit C attached hereto, together with any and all reasonable and nondiscriminatory amendments and modifications thereto made by Landlord from time to time.

1.19 Tenant Improvements. The term “Tenant Improvements” refers to all improvements to the Premises shown on the plans and specifications approved by Landlord to be constructed pursuant to the terms of the Tenant Improvement Agreement attached to this Lease as Exhibit G.

1.20 Tenant Improvement Agreement. The term “Tenant Improvement Agreement” refers to the agreement attached hereto as Exhibit G.

1.21 Tenant’s Taxes. The term “Tenant’s Taxes” shall include any and all taxes, special taxes, assessments, levies, fees, and other governmental charges of every kind or nature levied or assessed by municipal, county, state, federal or other taxing or assessing authorities with respect to those items referenced in Section 3.2.2 of this Lease.

1.22 Term; Lease Term. “Term” or “Lease Term” means the entire period during which the Lease is in effect, commencing with the Commencement Date and continuing for the period specified in Section 6 of the Basic Lease Provisions plus any extension or renewal period.

1.23 Utility Costs. “Utility Costs” means for any calendar year, the utility costs for the Project (excluding those Utility Costs, if any, which are separately metered to the Premises and paid for by Tenant directly to the public utility providing the same and those which at Landlord’s option are directly allocated to and paid by tenants of the Building) as follows: (i) the costs of all fuel, power (including without limitation electricity costs for air conditioning), light, heat, chilled water and ventilation serving the Project or consumed or used in the Project or any portion thereof; (ii) all sewer and water charges incurred in the operation of the Project; (iii) all charges incurred for off-site disposal of solid waste from the Project; (iv) any and all fees, charges or expenses otherwise imposed as part of any billing by a regulated utility supplying any services or commodities to the Project including without limitation all rentals for equipment and pass-throughs of government mandated charges; and (v) the annual amortization of the cost of any energy conservation equipment installed subsequent to the commencement of the Term, amortized (in the same, manner as described in paragraph 1.13.1.6 above) over the applicable recovery period for federal tax purposes or the estimated useful life as determined by Landlord and utilized by Landlord in its financial and tax reporting.

ARTICLE 2

LEASE OF PREMISES

2.1 Premises Leased. Landlord leases to Tenant and Tenant hereby leases from Landlord the Premises described in Section 5 of the Basic Lease Provisions and in Exhibit A, provided that the Rentable Area and Useable Area shall be determined by Landlord’s space planner upon completion of the working plans and specifications for the construction of the Tenant Improvements. Such determination shall be made in accordance with the method of measuring rentable and useable office space specified in the American National Standard Institute Publication ANSI Z65.1-1980 (the “BOMA Standard”). Base Monthly Rent and Tenant’s Percentage Share of Operating Expenses shall be adjusted upon the final determination of the Rentable Area of the Premises.

2.1.1 Tenant’s Percentage Share of Operating Expenses. Tenant’s Percentage Share shall be adjusted upon the final determination of the Rentable Area of the Premises to equal a fraction, the numerator of which is the Rentable Area of the Premises and the denominator is the Rentable Area of the Building all as determined by Landlord’s space planner in accordance with the BOMA Standard.

2.1.2 Use of Building Common Area. Tenant shall have the nonexclusive right to use in common with other tenants and occupants of the Building, the Building Common Area subject, however, to Tenant’s prior compliance with all applicable provisions of this Lease.

2.1.3 Landlord’s Rights with Respect to Building Common Areas and the Project. Landlord reserves the right from time to time without unreasonable interference with Tenant’s use of the Premises:

2.1.3.1 To install, use, maintain, repair and replace pipes, ducts, conduits, wires, meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

2.1.3.2 To make or permit changes, additions and deletions to the Building Common Areas;

2.1.3.3 To close temporarily any of the Building Common Areas for maintenance, repair, improvement and/or construction purposes so long as reasonable access to the Premises remains available:

2.1.3.4 To designate other land outside the boundaries of the Building or Building Lot to be a part of the Project;

2.1.3.5 To add other or permit the addition of improvements to the Building Common Areas and to change the address and name of the Building and/or the Project;

2.1.3.6 To use the Building Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof;

2.1.3.7 To do and perform such other acts and make such other changes, additions and deletions in, to or with respect to the Building Common Areas, the Building Lot, or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

2.1.3.8 Tenant acknowledges that Landlord may construct additional buildings and improvements within the Building Lot and/or Project which may cause the relocation or closing of driveways and parking facilities on a temporary or permanent basis.

No change of the Building Common Areas, the Building Lot, or the Project by Landlord shall entitle Tenant to any abatement of Rent.

2.2 Lease Term. The Lease Term is for the period stated in Section 6 of the Basic Lease Provisions. The Term of the Lease shall commence on the earlier to occur of the events specified in Section 7 of the Basic Lease Provisions. If not specifically designated in the Basic Lease Provisions, the Commencement Date, the date upon which the term of this Lease shall end, the Rentable Area and Usable Area of the Premises and Tenant’s Percentage Share of Operating Expenses shall be determined by Landlord will be specified in Landlord’s Notice of Lease Term Dates and Tenant’s Percentage Share (“Notice”), in the form of Exhibit D and which shall be given to Tenant by Landlord as provided in Section 34.8. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing, within five (5) days of Tenant’s receipt of the Notice.

2.3 Delay In Commencement. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant with Tenant Improvements substantially completed in accordance with the Tenant Improvement Agreement on the scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the Term be in any way extended, but in such event Tenant shall not be liable for any Rent until Landlord tenders possession of the Premises to Tenant with the Tenant Improvements substantially completed. If Landlord completes construction of the Tenant Improvements prior to the scheduled Commencement Date, Landlord may deliver

3.1.2.3 The failure of Landlord to deliver timely notice of any rent adjustment shall not constitute a waiver by Landlord of its rights hereunder.

3.2 Additional Rent. The sums, if any, required to be paid by Tenant pursuant to the terms of this Section 3, and all other fees, assessments, expenses and charges required to be paid by Tenant under this Lease (except Base Monthly Rent), however denominated, including but not limited to Tenant’s Percentage Share of Operating Expenses, shall be deemed to be Additional Rent. If any Additional Rent is not paid at the time provided in the Lease, such Additional Rent nevertheless shall be payable with the next installment of Base Monthly Rent falling due.

3.2.1 Operating Expenses.

3.2.1.1 Tenant’s Percentage Share of Operating Expenses. Operating Expenses shall be determined and calculated on a calendar year basis. If Tenant’s Percentage Share of Operating Expenses paid or incurred by Landlord for any calendar year during the Term, exceeds Tenant’s Annual Operating Expense Allowance, then Tenant shall pay such excess as Additional Rent in the manner specified in subparagraphs 3.2.1.2, 3.2.1.3 and 3.2.1.4 below. If the Rentable Area of the Premises or of the Building changes during the Term then Tenant’s Percentage Share shall be recomputed by dividing the Rentable Area of the Premises for the calendar year in question by the total Rentable Area of the Building for the same year. If the Rentable Area of the Premises or Building changes during the year in question, there shall be a proration for the partial year applicable to the changed space. (See Article 12. of the Basic Lease Provisions for Suite percentages.)

3.2.1.2 Expense Statements. Landlord shall provide to Tenant a written estimate of the amount by which the Operating Expenses for that year will exceed the Operating Expense Allowance (which amount may be re-estimated from time to time during the calendar year) and an estimate of Tenant’s Percentage Share thereof for the ensuing calendar year or portion thereof. With respect to each such calendar year or partial calendar year, Tenant shall pay to Landlord, monthly, in advance, without deduction or offset and concurrently with the installments of Base Monthly Rent then due, one-twelfth (1/12th) of the estimate of Tenant’s Percentage Share of Operating Expenses as Additional Rent. If for any reason Landlord is unable to provide to Tenant the estimate of Operating Expenses prior to the commencement of any calendar year during the Term, then Tenant shall continue to pay monthly the same amount for Tenant’s Percentage Share of Operating Expenses as was applicable for the most recent previous month until thirty (30) days after receipt of such estimate; such delay shall not be deemed a waiver of any such Additional Rent which Tenant is otherwise obligated to pay for Tenant’s Percentage Share of Operating Expenses for such preceding months during the new calendar year, all of which shall be paid within thirty (30) days after receipt of the estimate from Landlord.

3.2.1.3 Year-End Adjustments. Within ninety (90) days after the end of each calendar year during the Term, or as soon thereafter as reasonably practicable, Landlord will prepare and deliver to Tenant a statement showing the actual Operating Expenses incurred by Landlord during such calendar year and showing the amount of Tenant’s Percentage Share of Operating Expenses based thereon. Such statement will be final and binding on the Tenant unless Tenant objects in writing within thirty (30) days after the statement is delivered to Tenant. If in any calendar year, Tenant’s Percentage Share of Operating Expenses is less or greater than the amount which Tenant has paid for that year, then upon receipt of Landlord’s statement, any overpayment made by Tenant shall be credited against (i.e., a reduction of) the next installment of Base Monthly Rent falling due or Tenant shall pay the amount of any underpayment to Landlord with the next installment of Base Monthly Rent falling due, as the case may be. The estimated monthly installments of Tenant’s Percentage Share of Operating Expenses thereafter shall be adjusted to reflect such lower or higher Operating Expenses for the most recent calendar year. In no event will Tenant receive a credit against or reduction of Base Monthly Rent or Additional Rent if Tenant’s Percentage Share of Operating Expenses is ever equal to or less than Tenant’s annual Operating Expense Allowance.

3.2.1.4 Adjustment Upon Termination of Lease. In the event of the termination or expiration of this Lease prior to the final determination of Tenant’s Percentage Shares of Operating Expenses, and even though Tenant has vacated the Premises, Tenant’s agreement to pay Tenant’s Percentage Share of Operating Expenses up to the time of termination shall survive termination of this Lease, and Tenant shall pay all amounts due to Landlord within ten (10) days after receipt of a statement therefor and conversely any overpayment made in the event of a decrease in Operating Expenses shall be rebated by Landlord to Tenant.

3.2.2 Tenant’s Taxes.

Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises, Building, the Building Lot, or Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

3.2.2.2 If the Tenant Improvements in the Premises, are assessed for Property Tax purposes at a valuation higher than the valuation of building standard tenant improvements for other space in the Building, then the Property Taxes levied against the Building, the Building Lot or Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of paragraph 3.2.2.1. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction of the Tenant Improvements shall be used.

3.3 Security Deposit. Upon execution of this Lease. Tenant shall deposit with Landlord the amount specified in Section 11 of the Basic Lease Provisions as security for the full and faithful performance of every provision of the Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of the Security Deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a breach of this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds, and no trust relationship is created with respect to the Security Deposit. As a condition to any assignment of this Lease, Landlord may require an increase in the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, and subject to Landlord’s inspection of the Premises following such expiration or termination, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) fourteen (14) days following the expiration or termination of the Lease Term and upon Tenant’s vacation of the Premises. Tenant acknowledges that Landlord has the right to transfer its interest in the Premises, the Building, the Building Lot and/or this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall transfer the Security Deposit to the transferee and, upon such transfer, Landlord shall be released by Tenant from all liability or obligation for the return of the Security Deposit, and Tenant agrees to look solely to such transferee for the return of the Security Deposit.

3.4 Interest and Late Charges.

3.4.1 Late Charge. Tenant hereby acknowledges that the late payment by Tenant to Landlord of Rent and other sums due pursuant to this Lease will cause Landlord to incur unanticipated costs, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any Mortgage, encumbrance or note secured by the Building and/or the Building Lot. Therefore, if any Rent or any other sum due from Tenant is not received within five (5) days of the date when it is due, Tenant shall pay to Landlord, in addition to the amount due, a charge, (“Late Charge”) equal to ten percent (10%) of the delinquent amount. The parties agree that the amount of such Late Charge represents a fair and reasonable estimate of the costs and expenses that would be incurred by Landlord by reason of late payment by Tenant. Acceptance of such Late Charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such delinquent amount, nor shall such acceptance prevent Landlord from exercising any of the other rights and remedies granted hereunder or by law to Landlord.

3.4.2 Interest on Past Due Obligations. Any amount owed by Tenant which is not paid when due shall bear interest at the lesser of the rate of Prime plus two percent (2%), or the maximum rate allowed by law, computed from the date such payment is due until paid. Interest shall not be payable on Late Charges to be paid by Tenant pursuant to this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant pursuant to this Lease. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of two hundred fifty dollars ($250.00).

3.4.3 Prepaid Rent. Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 10 of the Basic Lease Provisions, and if Tenant is not in default of any provisions of the Lease, such prepaid rent shall be applied toward the Base Monthly Rent due as stipulated in Section 10. of the Basic Lease Provisions. Landlord’s obligations with respect to the prepaid rent are not those of a trustee, and Landlord can commingle the prepaid rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant’s prepaid rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. If Landlord does not accept this Lease, Landlord shall return said prepaid rent.

3.4.4 Rent Allocation. For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual payments of Rent as provided pursuant to the terms and conditions of this Lease.

ARTICLE 4

USE OF PREMISES

4.1 Permitted Use. The Tenant shall use and occupy the Premises only for the use described in Section 16 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose or for an office purpose which is adverse or detrimental to or inconsistent with the other uses being conducted in the Building. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building or Project.

4.2 Acceptance of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, and/or the Project, or with respect to their suitability or fitness of either for the conduct of Tenant’s business or for any other purpose. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises, the Building and the Project were at such time in satisfactory condition and in conformity with the provisions of this Lease, subject to Landlord’s obligations under the Tenant Improvement Agreement. Without limiting the foregoing, Tenant’s execution of this Lease shall constitute a specific acknowledgment and acceptance of the various start-up inconveniences that may be associated with the use of the Building Common Areas such as certain construction obstacles including scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other typical conditions incident to installation of tenant improvements within the Building.

4.3 Conduct of Business.

4.3.1 Nuisances. Tenant shall not do or permit anything to be done in or about the Premises and/or the Building which will obstruct or interfere with the rights of other tenants or occupants of the Building and the Project or injure or annoy them. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit anything to be done in or about the Premises which would constitute a nuisance. Tenant shall not commit or allow to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in or about the Premises which shall cause any substantial noise or vibration. Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof and to require all such heavy equipment, furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Further, Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the building structure or to any other space in the Building or Project shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall, at Tenant’s sole cost and expense, be responsible for all structural engineering required to determine structural loads.

4.3.2 Noxious Activities. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. No cooking shall be done or permitted by Tenant on the Premises (except as may be specifically permitted by the Rules and Regulations), nor shall the Premises be used for the storage of merchandise, for washing clothes or for lodging. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not conduct, or permit to be conducted, any sale by auction on the Premises or the Building.

4.3.3 Compliance with law, Recorded Covenants and Project Documents.

4.3.3.1 Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of the certificate of occupancy (or its equivalent) for the Building and the requirements of Landlord’s insurance company relating to or affecting the condition, use or occupancy of the Premises, the Building and/or the Project. Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the certificate of occupancy for the Building or its equivalent. Tenant shall comply with all directions of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

4.3.3.2 If the Building, Building Lot, and/or the Project are now or hereafter governed or burdened by any easements, covenants, conditions and/or restrictions of record agreed to, granted and/or imposed by Landlord and/or any other third party, then this Lease and all of Tenant’s rights and interest in the leasehold estate created by this Lease is and shall be subject and subordinate thereto and to any and all amendments or modifications at any time thereafter made thereto. Tenant shall promptly upon request execute and deliver to Landlord any documents or instruments required to evidence the subordination of this Lease hereunder, but failure to do so shall not affect the automatic subordination specified herein. If Tenant fails or refuses to do so within ten (10) days after written request therefor by Landlord, such failure or refusal shall constitute an Event of Default by Tenant, which shall in no way affect the validity or enforceability of this subordination as herein specified.

4.4 Rules and Regulations. Tenant and its employees, agents and visitors shall comply with the Rules and Regulations, attached hereto as Exhibit C. Tenant agrees to abide by and comply with such Rules and Regulations and any and all reasonable and nondiscriminatory amendments, modifications, and/or additions thereto. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations, or nonperformance by, or the breach in any provision in any lease, by any other tenant or occupant of the Building or Project.

4.5 Signage. Tenant shall not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises except as specifically approved in advance, in writing by Landlord. If approved by Landlord, Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times at Tenant’s sole cost and expense. Tenant agrees at Tenant’s sole cost, that any Tenant sign will be maintained in strict conformance with all applicable governmental regulations and Landlord’s sign program for the Project. Landlord shall provide tenant identification within the first floor lobby area where permitted and consistent with the Project signage program for nonretail office tenants. Such identification shall be on a nondiscriminatory basis with any other nonretail office tenants within the Building. Identification on Building directories will be consistent with the Project graphics program.

4.6 Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials (defined below) to be brought upon, kept or used in or about the Premises or Project by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated above, or if the presence of Hazardous Materials on the Premises or Project caused or permitted by Tenant results in contamination to the Premises or Project, or if contamination of the Premises or Project by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damages resulting therefrom, then Tenant shall be liable and responsible for, without limitation, (i) removal from the Premises and Project of any Hazardous Materials and the cost of such removal; (ii) damages to persons or property in or on the Premises and Project; (iii) claims resulting therefrom; (iv) fines imposed by any governmental agency; and (v) any other liability as provided by law. In addition to the foregoing, Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises and Project or any portion of the real property surrounding the Project (the “Adjacent Property”), damages for the loss or restriction on use of rentable or Rentable space or of any amenity of the Premises and Project, damages arising from any adverse impact on marketing of space in the Project or the Adjacent Property, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees, which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Project and arising out of a breach of Tenant’s obligation pursuant to this Section 4.6. Without limiting the foregoing, if the presence of any Hazardous Materials within the Project caused or permitted by Tenant results in any contamination of the Premises or Project, Tenant shall immediately take all actions, at its sole expense, as are necessary to return the Premises and Project to the condition existing prior to the introduction of any such Hazardous Material, provided that Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long term or short term effect on the Project or the Adjacent Property and are permitted by any lender of Landlord having a first priority lien on the Project. As used herein, the term “Hazardous Materials” or “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government.

4.7 Non-Smoking Building. The Building is a non-smoking building. Smoking is not permitted in any area of the Building including but not limited to Tenant suites including the Premises, private offices, corridors, restrooms, stairwells, parking garages and/or lobbies. Neither Tenant nor any of its employees, agents, guests or invitees shall smoke in the Building and Tenant will enforce this requirement with respect to anyone in the Building on behalf of, related to, or at the request of Tenant.

ARTICLE 5

SERVICES AND UTILITIES

5.1 Landlord’s Provision of Services. Provided that Tenant is not in default pursuant to this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit E, subject to the conditions and in accordance with the standards set forth therein. Landlord’s failure to furnish any of the foregoing items when such failure is caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, chilled water, water or fuel; or by (v) any other cause beyond Landlord’s reasonable control, shall not result in any liability to Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power or heating, ventilating or cooling energy than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage.

5.1.1 Tenant’s Obligation to Pay for Premises Utilities/Separate Metering. Tenant shall pay for all utilities used by Tenant on the Premises. Tenant shall pay directly to the appropriate utility company the cost of any utilities used on the Premises and not provided by Landlord. Landlord may at its sole discretion install separate meter(s) or monitors for the Premises, at Tenant’s sole expense, if necessitated by Tenant’s after-hours use, and Tenant thereafter shall pay to the Landlord or the utility company, as applicable, all charges of the utility providing service and Landlord shall make an appropriate adjustment to the Operating Expense Allowance to account for the fact that Tenant is directly paying such metered charges. If Landlord separately meters or monitors any utility costs being utilized by Tenant, such cost shall be paid by Tenant separate from the computation of the Operating Expenses and such payments shall be made directly to Landlord or utility company as Landlord directs. If payment is made to Landlord it shall be in the same manner as the Base Monthly Rent. Such direct payment will not be computed as part of or affect the computation of Base Monthly Rent. If Landlord is prohibited from charging Tenant for the utility costs by separately monitoring, metering or collecting for tenant usage, or by including such charges in the Operating Expenses, and if Tenant is not paying for such utilities directly to such utility company, then Tenant agrees that the Base Monthly Rent payable to Landlord pursuant to this Lease will be increased to yield to Landlord the same net annual rental after the increase as had been payable to Landlord when a monthly average of the preceding twelve (12) months utility costs are added to the Base Monthly Rent received before the increase.

5.2 Excess Usage. Tenant shall not use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use; nor connect with electric current, except through existing outlets in the Premises or water pipes, any apparatus or device, for the purposes of using electric current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises, Tenant shall first procure the consent of Landlord and Landlord may cause a water meter or electric current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such other use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the services so consumed. If heat generating machines or equipment are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Building and/or the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Any additional costs provided for hereunder shall be separate and apart from the calculations for and sharing of Operating Expenses as specified in Article 3 above.

ARTICLE 6

MAINTENANCE AND REPAIR

6.1 Tenant to Maintain. Tenant shall, at its sole expense, keep and maintain in first-class appearance and in good order, condition and repair during the term of this Lease the Premises and any and all appurtenances thereto, except to the extent such services are included as part of Landlord’s maintenance obligations pursuant to this Lease. Except for the routine and customary cleaning and janitorial services furnished by Landlord, Tenant shall, at its own expense, keep and maintain the Premises in a clean, sanitary and safe condition and shall, when and if needed, at Tenant’s cost and expense, make all repairs to the Premises and every part thereof. Notwithstanding the foregoing, Tenant shall be responsible for all repairs to the Building, including the Premises which are made necessary by any misuse or neglect by Tenant or any of its officers, agents, employees, contractors, licensees, invitees, or subtenants. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same good condition as when received, usual and ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Project except as specifically herein set forth.

6.2 Landlord’s Maintenance. Landlord shall repair and maintain the structural portions of the Building, the Building Common Areas, and the building systems installed or furnished by Landlord as “Building Standard” connecting to and servicing the Premises with heating, ventilating, air conditioning, plumbing, fire sprinklers, and electrical services. Landlord shall not be liable for any failure to make any repair or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 11, (Damage or Destruction) there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Notwithstanding the foregoing, Tenant shall be responsible for all repairs to the Premises and the Building which are made necessary by any misuse, or neglect by Tenant or any of its officers, agents, employees, contractors, licensees, invitees, or subtenants. Tenant shall pay to Landlord within ten (10) days after request therefor by Landlord, the reasonable cost (or portion thereof equitably allocated to Tenant, in Landlord’s best judgment) of such maintenance and repair. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

ARTICLE 7

ALTERATIONS AND IMPROVEMENTS

7.1 Alterations by Tenant.

7.1.1 Landlord’s Approval Required. Except for improvements less than 41,000.00, Tenant shall make no alterations, additions or improvements in or to the Premises (“Alterations”) without Landlord’s prior written consent which consent shall not be unreasonably withheld. All alterations shall be made by Landlord or a contractor approved by Landlord. Tenant shall submit to Landlord plans and specifications for any proposed Alterations, and no such Alterations, additions or improvements shall be made until Landlord has approved of such plans and specifications. All Alterations, shall be constructed in accordance with the plans and specifications approved by Landlord, and no amendments or modifications thereto shall be effective without Landlord’s prior written consent and all structural modifications will also be subject to the approval of the holder of the first Mortgage against the Building. If the proposed change requires the consent or approval of any lessor of a superior lease, or the holder of a Mortgage encumbering the Building, such consent or approval must be secured prior to the construction of the Alterations. No construction of partitions or other obstructions shall interfere with Landlord’s free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done on behalf of or by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of Landlord’s insurance company. All Alterations to the Premises made by either party or its agent, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered, with the Premises as a part thereof at the end of the Term hereof, except that Landlord may, by written notice to Tenant at the time Landlord approves such Alterations, require Tenant to remove some or all Alterations installed by or on behalf of Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord all costs arising from such removal.

7.1.2 Removal of Trade Fixtures. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant and installed by Tenant at its expense (and not paid for by Landlord as a part of the Tenant Improvement Allowance) in the Premises shall be and remain the property of Tenant. Such items may be removed by Tenant at any time during the Term provided Tenant shall repair and restore all damages to the Premises caused by such Removal, and further provided Tenant may not, without Landlord’s prior written consent, remove any such items if Tenant is in default under this Lease. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand, any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects, for any length of time that the same shall be in Landlord’s possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to the amounts due pursuant to this Lease from Tenant to Landlord and to the expenses incident to the removal and sale of said effects.

7.2 General Contractor and Bonds. The work necessary to make any repairs required pursuant to this Lease, or to make any Alterations to the Premises to which Landlord may consent, shall be done by employees or contractors employed by Landlord or by Tenant using licensed contractors approved by Landlord in writing and subject to all conditions Landlord may reasonably impose. If Landlord allows Tenant to use its own contractor to make Alterations, all such work shall be performed by licensed contractors or mechanics who have demonstrated through the completion of previous work the ability to successfully undertake the assignment in a workmanlike manner and are ___________________________________ contractor, Tenant shall, if required by Landlord, secure at Tenant’s cost and _____________ and lien indemnity bond satisfactory to Landlord for said work. All such bonds to be obtained by Tenant shall be California private work bonds issued by an admitted corporate surety reasonably acceptable to Landlord and shall name Landlord as a dual obligee. All bonds obtained by Tenant shall be recorded in accordance with California Civil Code Section 3235 et seq., or any successor statute or law. Upon obtaining each bond required pursuant to this Lease, Tenant shall promptly submit a copy thereof to Landlord. Upon completion of any Alterations by Tenant, Tenant shall supply Landlord with “as-built” plans.

7.3 Builder’s Insurance. During the period of any construction work by Tenant on the Premises, Tenant shall procure, or cause Tenant’s contractor to procure, at no expense to Landlord, builder’s “all risk” insurance and worker’s compensation insurance with an insurance company satisfying the requirements set forth in Section 9.1.2 below. Landlord and any Mortgagee(s) designated by Landlord shall be named as additional insureds under such policies and the insurance shall be kept in full force and effect during the entire construction period, and copies of such policies or certificates of the insurance shall be furnished to Landlord prior to the commencement of such work.

7.4 Written Notification Required. Tenant will notify Landlord in writing not less than thirty (30) days prior to commencing any Alterations, which have been approved by Landlord. Landlord shall have the right to record and post notices of nonresponsibility on the Premises.

7.5 Freedom From Liens. Tenant shall pay to Landlord or to a contractor approved by Landlord, as the case may be, when due, all claims for labor and materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein, and upon completion, deliver to Landlord (if payment is made directly to a contractor approved by Landlord), evidence of payment and waivers of all liens for labor, services, or material. Tenant shall, at its sole cost and expense, keep the Premises, all other property therein and the Building free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant, and shall indemnify, defend and hold Landlord harmless from any liens’ and encumbrances arising out of any work performed or material furnished by or at the direction of Tenant. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord, the Premises, and the Project upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises and the Project free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including reasonable attorneys’ fees and costs, shall be payable as Additional Rent to Landlord by Tenant on demand with interest at the maximum rate per annum then permitted by law accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant.

ARTICLE 8

RIGHTS OF LANDLORD

8.1 Entry and Inspection.

8.1.1 Landlord’s Inspection and Maintenance. Landlord reserves and shall at any and all reasonable times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant pursuant to this Lease, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without committing any eviction of Tenant and without abatement of rent. Landlord may, to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to herein by Landlord. Tenant shall not be entitled to any rebate or abatement of Rent for any loss of occupancy or quiet enjoyment of the Premises resulting from any entry into or upon the Premises by Landlord or its agents authorized by this Section 8.1, or for any damage, injury, or inconvenience occasioned thereby.

8.2 Transfer by Landlord. In the event of a transfer of all of Landlord’s ownership interest in the Building, other than a transfer for security purposes only, Landlord shall be automatically relieved of any and all obligations and liabilities of Landlord pursuant to this Lease accruing from and after the closing of such transfer. Tenant’s right to quiet possession of the Premises shall not, however, be disturbed on account of any such transfer, so long as Tenant shall pay Rent and observe and perform all the provisions of this Lease unless this Lease is otherwise terminated.

8.3 Right of Landlord to Perform. If Tenant shall fail to pay any sum of money, other than Rent due Landlord, required to be paid by it pursuant to this Lease or shall fail to perform any other act on its part to be performed pursuant to this Lease, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part provided Landlord (except in emergencies in which case no prior notice need be given) delivers three (3) days’ notice prior to performing any work on behalf of Tenant and Tenant fails to commence to perform such work within five (5) days after receipt of Landlord’s notice. All sums so paid by Landlord and all necessary incidental costs, together with an administrative charge in the amount of ten percent (10%) of any costs incurred by Landlord, and interest thereon at the rate permitted under Section 3.4.2 of this Lease accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant, shall be payable to Landlord by Tenant as Rent on demand and Tenant covenants to pay all such sums. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of Tenant’s nonpayment of such sums, as in the case of default by Tenant in the payment of Rent to Landlord.

8.4 Rights Reserved. Despite anything in this Lease to the contrary, Landlord reserves the following rights, exercisable without notice and without incurring any liability to Tenant therefor, and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession, or giving rise to any claim for set-off or abatement of Rent:

8.4.1 Signs. To install, affix, and maintain any and all signs on the exterior and interior of the Building; and

8.4.2 Alterations/Additions. To refinish, repaint or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building and the Project or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of said work to temporarily close doors, entryways, public spaces, and corridors in the Building, and to interrupt or temporarily suspend Building services and facilities. Landlord to use reasonable efforts to minimize any interruption or interference with Tenant’s use or occupancy of the Premises when performing such work.

ARTICLE 9

INSURANCE AND INDEMNITY

9.1 Tenant’s Insurance.

9.1.1 Required Insurance. Tenant shall at all times during the Term and any other period of occupancy, at its own expense, keep in full force and effect the following insurance:

9.1.1.1 Worker’s Compensation and Employers’ Liability Insurance as required by State law;

9.1.1.2 Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended all risk coverage and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures, equipment and any other personal property, in an amount not less than the full replacement cost thereof with an “agreed amount” or “stipulated value” endorsement. In the event of a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also provide loss of income insurance including loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises in an amount which will properly reimburse Tenant for actual loss sustained. Such policy shall name Landlord and any mortgagees of Landlord as loss payees, as their respective interests may appear.

9.1.1.3 Any combination of a Commercial General Liability Insurance Policy, excess Liability Policy and/or Umbrella Liability Policy insuring Tenant on an occurrence basis against any liability arising out of the leasing, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of one million dollars ($1,000,000) Combined Single Limit for injury to, or death of one or more persons in an occurrence. The policy shall insure the hazards of the Premises and Tenant’s operations thereon, independent contractors, contractual liability (covering the indemnity contained in Section 9.4 hereof) and shall (i) name Landlord and any Mortgagee(s) designated by Landlord as additional insureds, (ii) contain a cross liability provision and (iii) contain a provision that the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.

9.1.1.4 Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

_____________________________________ Landlord, elect to have reasonable deductibles in connection with the policies of insurance required to be maintained by Tenant pursuant to this Article 9. If Tenant elects to maintain such deductibles, Tenant shall be liable for paying the full amount of any deductibles in the event of a loss or casualty.

9.1.2 Certificates of Insurance. All policies obtained by Tenant shall be written in a form satisfactory to Landlord; shall be maintained with insurance companies holding a General Policyholder’s Rating of “A-” or better, and a financial rating of “VI”, or better, as set forth in the most current issue of Best’s Key Rating Guide; and shall require thirty (30) days advance written notice to Landlord of any cancellation or modification. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant pursuant to this Lease Certificates of Insurance (“Certificates”) evidencing the above coverage with limits not less than those specified above. The Certificates, with the exception of Worker’s Compensation, shall add Landlord, and each of its partners, subsidiaries, affiliates, directors, agents and employees and any Mortgagee(s) designated by Landlord as additional insured and shall expressly provide that the interest of same therein shall not be affected by any breach by Tenant of any policy provision for which such Certificates evidence coverage. The insurance required by this Section shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory with any other available insurance. The Certificate(s) evidencing the liability insurance coverage required under Section 9.1.1.2 above shall contain an endorsement providing that such insurance as is afforded hereby for the benefit of Landlord shall be primary and any insurance carried by Landlord shall be excess and not contributory. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof. If Landlord obtains any insurance that is the responsibility of Tenant pursuant to this Article 9, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall thereupon pay the same to Landlord as Additional Rent.

9.1.3 Adjustments to Insurance. The minimum commercial general liability insurance limits set forth in Section 9.1.1.3 above may be adjusted upward after the expiration of the third anniversary of the Commencement Date and upon the expiration of every third year thereafter. Not less than sixty (60) days prior to each relevant adjustment date commencing with the third anniversary of the Commencement Date, Landlord may request that the amount of insurance to be obtained by Tenant be increased if, in the reasonable opinion of Landlord’s lender or the insurance broker retained by Landlord, the amount of such insurance is inadequate.

9.2 Landlord’s Insurance. Landlord may insure the Building (excluding any property which Tenant is obligated to insure) against damage with property liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate. All Tenant Improvements installed by Landlord or Landlord’s Contractor shall be covered by insurance obtained by the Landlord. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord’s mortgagees may determine advisable. Notwithstanding any contribution by Tenant for the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord. The cost of all such insurance obtained by Landlord shall be included as an Operating Expense pursuant to Section 3.2.1.

9.2.1 Tenant’s Activities/Tenant Improvements. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in force covering the Building. If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance company or any present or future insurer relating to the Project, Building or Premises. Tenant acknowledges that if Landlord incurs additional insurance expense related to the quality of tenant improvements or Alterations within the Premises in excess of building standard improvements which Landlord insures pursuant to the terms of this Lease, such additional insurance expense identified by the insurer relating to Tenant’s Premises shall be paid solely by Tenant.

9.2.2 Cancellation of Coverage. If any of Landlord’s insurance policies shall be cancelled or cancellation shall be threatened, the coverage thereunder reduced or threatened to be reduced in any way or the premiums are increased or threatened to be increased because of the use of the Premises or any part thereof by Tenant or any assignee, subtenant, invitee, permittee or agent of Tenant and, if Tenant fails to remedy the condition giving rise to such event within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on or near the Premises resulting from such entry. If Tenant fails to remedy such condition and if Landlord is unable or elects not to remedy such condition, then Tenant shall be in default under this Lease and Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant.

9.3 Mutual Waiver of Subrogation. All policies of property insurance required pursuant to this Lease shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, shareholders, partners, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of insurance carried by such waiving party in lieu thereof). Tenant shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

9.4 Indemnification of Landlord. Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building or the Project. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant pursuant to the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by Landlord’s gross negligence or willful misconduct or by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failures and Tenant hereby waives all its claims in respect thereof against Landlord. Neither Landlord nor any partner, director, shareholder, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless solely caused by or solely resulting from the gross negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises, or the Building without contributory negligence on the part of Tenant or any of its sublessees or licensees or its or their employees, agents or contractors, or any other tenants or occupants of the Building or Project. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable (i) for any such damage caused by other tenants or persons in or about the Building or Project, or caused by quasi-public work, or (ii) for consequential damages, including loss of earnings, arising out of any loss of the use of the Premises or of any equipment or facilities therein by Tenant or by any person claiming through or under Tenant.

9.5 Damage to Tenant’s Property. Notwithstanding the provisions of Section 9.4 to the contrary, Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise, or other property of Tenant, of Tenant’s employees, invitees, customers, or of any other person in or about the Premises or the Building caused by or resulting from any peril which may affect the Premises or Building, including fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises or Building, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Premises or Building, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources except if such injury or damage is caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors, employees, servants, tenants or concessionaires. Landlord and its agents shall not be liable for any damages arising from any act or neglect of: (a) any other tenant of the Building; or (b) any officer, employee, agent, representative, customer, business visitor, or invitee of any such tenant. Landlord and its agents shall further not be liable for (i) damage to any property entrusted by Tenant to employees of the Building or Project; (ii) loss or damage to any property by theft or otherwise; or (iii) any injury or damage to persons or property resulting from criminal activity (even though Landlord may provide security services). Landlord or its agents shall not be liable for interference with light, view, sight or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building and of defects therein or in the fixtures or equipment.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1 Landlord’s Consent. Tenant it shall not voluntarily or involuntary, because of death divorce or disability, or by operation of law or otherwise assign or encumber its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises (collectively “Transfer”), without first obtaining Landlord’s prior written consent which shall not be unreasonably withheld. Any Transfer without Landlord’s prior written consent shall be voidable at Landlord’s election and shall constitute a default. If Tenant is a partnership, withdrawal, change or transfer of interest of one or more partners owning more than a twenty-five percent (25%) interest in the partnership (in one or more transfers), or if Tenant is a corporation any transfer of twenty-five percent (25%) of its stock (in one or more transfers), shall constitute Transfer and shall be subject to this Article 10. Occupancy of all or part of the Premises for the same use as permitted by Article 4 by parent or subsidiary companies of Tenant shall not be deemed a Transfer.

Tenant shall give Landlord advance written notice of Tenant’s intent to Transfer, the name of the proposed Transferee, information concerning the financial responsibility of the propose Transferee, a full description of the terms of the proposed Transfer including copies of documents relating thereto, a description of the proposed use of the Premises, a list of personal business and references of the proposed Transferee, similar information for any proposed guarant_

and any other information, documentation or evidence that may be reasonably requested by Landlord.

In connection with any proposed or requested consent to Transfer this Lease, Tenant shall pay to Landlord a transfer fee of $500 (payment of which shall accompany Tenant’s request for Transfer), plus all of Landlord’s reasonable attorneys’ fees expended in connection with the proposed Transfer. Within ten (10) business days after the submission of all required information described in the preceding sentence, Landlord shall give notice to Tenant of its election under subsection 10.2 below. If Landlord fails to give such notice, Landlord shall be presumed to have denied Tenant’s request for such Transfer.

10.2 Landlord’s Election. Upon receiving a request for Transfer of the Lease, and compliance with subsection 10.1 above, Landlord shall have the right to do any of the following:

10.2.1 Landlord may consent to the proposed Transfer, subject to any reasonable conditions on such Transfer, which reasonable conditions may include without limitation, (i) that the proposed transferee assume the Tenant’s obligations under the Lease (without, however, releasing Tenant therefrom), (ii) in the case of a proposed sublease, that the subtenant agree that Landlord shall have the right to enforce any and all of the terms of the sublease directly against such subtenant, and that in the event the Lease is terminated prior to the expiration of the sublease, that at the election of Landlord, the sublease shall not terminate and the subtenant will attorn to the Landlord, and (iii) that the terms of the Lease be modified to assure that Landlord will receive, in Landlord’s reasonable judgment, at least substantially the same percentage rent (if any) and other economic benefits as the Landlord would have received had the Tenant remained in business at the Premises under the Lease and the proposed Transfer not taken place.

10.2.2 Landlord may deny its consent to the proposed Transfer on any reasonable ground. Such reasonable grounds shall include, without limitation, any one or more of the following:

10.2.2.1 That the proposed transferee’s financial condition is or may become insufficient to support all of the financial and other obligations of the Lease;

10.2.2.2 That the use to which the Premises will be put by the proposed transferee is violative or inconsistent with the terms of the Lease, any law, rule or regulation or any other agreement to which Landlord is a party or otherwise will materially and adversely affect any interest of Landlord;

10.2.2.3 That the nature of the proposed transferee’s proposed or likely use of the Premises would (i) involve any increased risk of the use, release or mishandling of hazardous materials or (ii) be inappropriate in light of the existing tenant mix in the Building;

10.2.2.4 That the business reputation or character of the proposed transferee or any of its affiliates is not reasonably acceptable to Landlord;

10.2.2.5 That the proposed transferee is not likely to conduct on the Property a business of a quality substantially equal to that conducted by Tenant;

10.2.2.6 That Landlord has not received assurances acceptable to Landlord in its sole discretion that all past due amounts owing from Tenant to Landlord (if any) will be paid and all other defaults on the part of Tenant (if any) will be cured prior to the effectiveness of the proposed Transfer;

10.2.2.7 That Landlord is not satisfied that the proposed transferee’s assets, businesses or inventory would not be subject to seizure or forfeiture under any laws related to criminal or illegal activities; or

10.2.2.8 That the proposed transferee’s business and occupancy of the Premises would not generate substantially the same percentage rent (if any) as the Tenant has been generating, on an average basis, during the two years prior to the date of the proposed Transfer; or

10.2.2.9 That the proposed transferee is a governmental agency (federal, state, local or foreign).

If Landlord denies its consent to the proposed Transfer pursuant to this subsection 10.2.2, and if Tenant shall so request in writing, Landlord shall provide to Tenant a statement of the basis on which Landlord denied its consent within a reasonable time after the receipt of Tenant’s notice. Landlord and Tenant agree that Tenant shall have the burden of proving that Landlord’s consent to the proposed Transfer was withheld unreasonably, and that such burden may be satisfied if Landlord fails to provide a statement of a reasonable basis for withholding its consent within a reasonable time after Tenant’s request therefor.

10.2.3 Landlord shall have the right to consent to the proposed Transfer and, in addition to imposing any other reasonable condition thereon in accordance with subparagraph 10.2.1 above, Landlord shall have the right to increase the rent payable under this Lease as of the effective date of such Transfer by an amount equal to all sums paid or payable to Tenant by the transferee in excess of the then-existing rent payable by Tenant hereunder, including, without limitation, any monthly rent, percentage rent, transfer or sales prices, and all other sums or other consideration received by Tenant as a result of the Transfer, however denominated (less expenses for verifiable, reasonable and customary brokerage commissions, tenant improvements, lease concessions or other expenses actually incurred by Tenant in connection with the Transfer and paid to third parties). Such excess rent shall be paid to Landlord upon demand as additional rent hereunder. In the event of any approved Transfer of the Lease in connection with the sale of all or substantially all of the assets of Tenant used in connection with the business operated at the Property by Tenant, the amount of the consideration attributable to the assignment of the Lease shall be as reasonably determined by Landlord.

10.2.4 Landlord may terminate this Lease as of the date of the proposed Transfer as to that portion of the Premises affected by the proposed Transfer. If Tenant receives a bona fide offer to make a Transfer of the Lease, Tenant may give Landlord notice thereof and request that Landlord, within ten (10) business days after the receipt of such notice, elect in writing whether to waive its rights under this subsection 10.2.4 with respect to the Transfer contemplated by the bona fide offer. Tenant’s notice shall contain the information described in Section 10.1. Landlord’s failure to respond within such ten (10) business day period shall be deemed to be an election not to waive its rights hereunder. If Landlord does waive its rights hereunder, such waiver shall be effective only for the Transfer specifically covered in Tenant’s notice for a period of sixty (60) days after the date of the waiver. If Landlord does not waive its rights under this subsection 10.2.4, Tenant shall have the right to withdraw its request to the proposed Transfer within ten (10) days of Landlord’s failure to waive its rights, in which case Landlord shall have no right to terminate the Lease or any portion thereof in accordance with the terms of this subsection 10.2.4 unless a new notice is effectively given. If Landlord does duly exercise its rights hereunder, and terminates the Lease or any portion thereof, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed transferee, and Tenant shall have no right to any of the rents or other consideration payable by such proposed transferee under such other lease, even if such rents and other consideration exceed the rent payable under this Lease by Tenant: Landlord shall have the right to lease the Premises to any other tenant, or not lease the Premises, in its sole discretion. Tenant’s failure to request such waiver by Landlord shall not in any way prejudice or diminish Landlord’s right to exercise its rights under this subsection at any time. No such election to waive its rights under this Section shall in any way prejudice or diminish Landlord’s other rights to approve or disapprove the proposed transferee, or to receive additional rent, in accordance with the other terms and provisions of this Section and the Lease.

10.3 Conditions Deemed Reasonable. Tenant acknowledges and agrees that each of the rights of Landlord set forth in this Section 10 above in the event of a proposed Transfer is a reasonable restriction on Transfer for purposes of California Civil Code Section 1951.4.

10.4 No Release. No consent to any proposed Transfer, whether conditional or unconditional, shall be deemed to be a consent to any other or further Transfer of the Lease, or any other Transfer of the Lease on the same or other conditions (if any). No transfer of the Lease shall in any way diminish, impair or release any of the liabilities and obligations of Tenant, any guarantor or any other person liable for all or any portion of the Tenant’s obligations under the Lease.

10.5 Tenant’s Remedy. Landlord shall have no liability to Tenant or to any proposed transferee in damages if it is adjudicated that Landlord’s consent has been unreasonably withheld and such unreasonable withholding of consent constitutes a breach of this Lease or other duty to Tenant, the proposed transferee or any other person on the part of Landlord. In such event, Tenant’s sole remedy shall be to have the proposed Transfer declared valid as if Landlord’s consent had been duly and timely given (although Tenant shall be entitled to reasonable attorneys’ fees if it is the prevailing party in such litigation, in accordance with Article 20 of this Lease).

10.6 Continuing Liability of Tenant. If Tenant’s transferee defaults pursuant to this Lease Landlord may proceed directly against Tenant without pursuing remedies against the transferee Tenant agrees to defend, indemnify and hold Landlord harmless with respect to all costs (including reasonable attorneys’ fees expended by Landlord in connection with) and liability for compensation claimed by any broker or agent in connection with any assignment, subletting or other transfer or Tenant’s interest pursuant to this Lease.

ARTICLE 11

DAMAGE OR DESTRUCTION

11.1 Repair or Termination.

11.1.1 Insured Damage. In the event the Building and/or the Premises is damage by fire or other perils covered by Landlord’s insurance, Landlord shall:

11.1.1.1 In the event of total destruction of the Building and/or ___ Premises to an extent exceeding twenty-five percent (25%) of the full insurable value there (“Total Destruction”), at Landlord’s option, as soon as reasonably possible thereafter commence repair, reconstruction and restoration of the Building and/or the Premises __ prosecute the same diligently to completion, in which event this Lease shall remain in full ____ and effect; or within ninety (90) days after such damage, elect not to so repair, ____________ restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said ninety (90) days period. In the event Landlord elects not to restore the Building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of such Total Destruction.

11.1.1.2 In the event of a partial destruction of the Building and/or ____ Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value the _____ of (“Partial Destruction”), and if the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored within a period of one hundred-eighty (180) days from the date of the happening of such casualty, and if Landlord (subject to the rights Landlord’s lenders) will receive insurance proceeds sufficient to cover the cost of such ______ then Landlord shall commence and proceed diligently with the work of repair, reconstruction ___ restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than one hundred eighty (180) days exceeds twenty-five percent (25%) of the full insurable value thereof, or if said __________ proceeds will not be sufficient to cover the cost of such repairs, then Landlord may either ___ to so repair, reconstruct or restore and the Lease shall continue in full force and effect

Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Section 11.1.1.2, Landlord shall give written notice to Tenant of its intention within ninety (90) days of such determination. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such Partial Destruction.

11.2 Termination And Release. Upon any termination of this Lease pursuant to any of the provisions of this Article 11, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are then unpaid.

11.3 Temporary Abatement of Rent. In the event of repair, reconstruction and restoration by Landlord as herein provided, the Rent payable pursuant to this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of Rent if such damage is the result of Tenant’s negligence or intentional wrongdoing: Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

11.4 Force Majeure. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article 11. Notwithstanding anything to the contrary contained in this Article 11, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of such one year period.

11.5 Uninsured Casualty. If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

11.6 Limits of Landlord’s Obligations. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense or are covered by Landlord’s insurance pursuant to the terms of this Lease, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

11.7 Damages at End of Term. Notwithstanding anything to the contrary contained in this Article 11, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered by this Article 11 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof.

11.8 Waiver. Each party waives the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

ARTICLE 12

EMINENT DOMAIN

12.1 Substantial or Total Taking. If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease will terminate on a date (for purposes of this Article the “Termination Date”) which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than twenty-five percent (25%) of the Rentable Area of the Premises is so taken, and Tenant cannot use the Premises to conduct its business therein, Tenant will have the right to cancel this Lease by written notice to Landlord given within twenty (20) days after the Termination Date. If less than twenty-five percent (25%) of the Rentable Area of the Premises is so taken, or if Tenant does not cancel this Lease according to the preceding sentence, the Base Monthly Rent will be abated in the proportion that the Rentable Area of the Premises so taken bears to the Rentable Area of the Premises immediately before such taking, and Tenant’s Percentage Share will be appropriately recalculated. If all or substantially all of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given within thirty (30) days after the Termination Date. In the event of any such taking, the entire award will be paid to Landlord and Landlord’s Mortgagees, as their interests may appear, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim, so long as Landlord’s and Landlord’s lender’s award is not reduced by such claim, for (i) Tenant’s moving expenses, and (ii) the unamortized value of the leasehold improvements owned and paid for by Tenant.

12.1 Temporary Taking. In the event of taking of the Premises or any part thereof for temporary use, (1) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (2) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations pursuant to Article 6 with respect to the Premises and upon such payment shall be excused from such obligations. For purposes of this Section 12.2, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

12.3 Waiver. Each party waives the provisions of any statute or court decisions allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

ARTICLE 13

DEFAULT AND REMEDIES

13.1 Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. The notice required by the provisions set forth below are intended to satisfy any and all notice requirements imposed on Landlord by law and is not in addition to any such requirements.

13.2 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder by Tenant:

13.2.1 Abandonment. The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, (i) any absence by Tenant from the Premises for ten (10) business days or longer and (ii) failure of Tenant to occupy the Premises within thirty (30) days of substantial completion of the Tenant improvements.

13.2.2 Failure to Pay. The failure by Tenant to make any payment of Base Monthly Rent or Additional Rent or any other payment required to be made by Tenant pursuant to this Lease, as and when due.

13.2.3 Failure to Perform. The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 13.2.1 or 13.2.2 above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. If the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) pay period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

13.2.4 Other Defaults. The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

13.3 Landlord’s Remedies. In the event of any such default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have in law or equity, Landlord shall be entitled to the following rights and remedies:

13.3.1 Termination of Possession. In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

13.3.1.1 the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus the value of any “lease incentive” utilized by Tenant to such time; plus

13.3.1.2 the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

13.3.1.3 the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

13.3.1.4 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Section 13.3.1.1 and 13.3.1.2 above, the “worth at the time of award” is computed by allowing interest at the maximum rate an individual is permitted to charge by law. As used in Section 13.3.1.3 above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

13.4 Re-Entry and Removal. In the event of any such default by Tenant, _________ also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.4 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. In addition to its other rights under this Lease, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Base Monthly Rent, and/or Operating Expenses as they become due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

13.5 Reletting the Premises. In the event of abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the term for this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due pursuant to this Lease from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred, including but not limited to brokers’ commissions, by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

13.6 Remedies Cumulative: No Waiver. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant shall be implied from any acceptance by Landlord of any rent or other payments due pursuant to this Lease or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

13.7 Landlord’s Default. Landlord shall not be in default in the performance of any obligation required to be performed by it pursuant to this Lease unless it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the manner in which Landlord has failed to perform such obligation. If the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

ARTICLE 14

ESTOPPEL CERTIFICATES

14.1 Estoppel Certificates.

14.1.1 Landlord’s Request. Within ten (10) days following any written request which Landlord may make from time to time, Tenants shall execute, acknowledge and deliver to Landlord a written statement, in a form substantially similar to the form of Exhibit E, certifying to any potential Mortgagee, encumbrancer or prospective purchaser the matters set forth therein and such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Section 14.1.1 may be relied upon by any such purchaser or prospective purchaser, encumbrancer, or Mortgagee of the Building or Project.

14.1.2 Failure to Deliver. Tenant’s failure to deliver such statement to Landlord within such ten (10) day period shall be conclusive upon Tenant that (i) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated and is in full force and effect, excepts as otherwise represented by Landlord; (iii) that the current amounts of the Base Monthly Rent and Security Deposits are as represented by Landlord; (iv) that any charges made against the Security Deposit are uncontested and valid; (v) that have been no sublease or assignments of the Lease; (vi) that not more than one month’s Base Monthly Rent or other charges have been paid in advance; and (vii) that Landlord is not in default under the Lease. Tenant’s failure to deliver such statement within ten (10) days of receipt of Landlord’s request therefor shall constitute a default under this Lease.

ARTICLE 15

HOLDING OVER: SURRENDER OF PREMISES

15.1 Holding Over. If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to the greater of one hundred fifty percent (150%) of Landlord’s scheduled rent for the Premises or one hundred fifty percent (150%) of the Base Monthly Rent in effect upon the date of such expiration (including adjustment to the Base Monthly Rent as provided in Article 3 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord pursuant to this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenants shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorney fees and costs incurred by Landlord.

15.2.1 Surrender of Premises.

Surrender of Lease Not Merger. A surrender of this Lease by Tenant, a cancellation of this Lease by mutual agreement between Landlord and Tenant, or a termination of this Lease for any reason shall not automatically work a merger. After such a surrender, cancellation or termination Landlord may elect to (i) terminate any or all then existing subleases or subtenancies and/or (ii) treat such surrender, cancellation or termination as effecting an assignment to Landlord of any or all such sublease or subtenancies. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

15.2.2 Condition of Premises. Upon the expiration or earlier termination of the Term, Tenant shall surrender possession of the Premises to Landlord in the same good order,

condition, and repair as when received by Tenant or as thereafter improved by Landlord or Tenant excepting only reasonable wear and tear which Tenant was not otherwise obligated to remedy pursuant to any provision of this Lease. In such event, Tenant shall, at its expense, promptly remove or cause to be removed from the Premises all debris, rubbish, furniture, equipment, business and trade fixtures, freestanding cabinet work, shelving, movable partitions, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises (exclusive of any items described in Subsection 15.2.3), and all similar articles of any other persons claiming under Tenant, unless Landlord exercises its option to have any subleases or subtenancies assigned to it. Tenant shall also repair, at its expense, all damages which removals from or restoration of the Premises may cause.

15.2.3 Affixed Improvements. All fixtures, equipment, alterations, additions, improvements, and/or appurtenances attached to or built into the Premises prior to or during the Lease Term, whether at the expense of Landlord, at the expense of Tenant, or at the expense of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Lease Term, unless otherwise expressly provided for in this Lease or by separate written agreement of the parties.

ARTICLE 16

QUIET ENJOYMENT

Landlord covenants and agrees that Tenant, upon paying the Rent and any and all other charges herein provided for and observing and performing the covenants, agreements and conditions of this Lease to be observed and performed by Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

ARTICLE 17

SUBORDINATION

17.1 Landlord’s Election. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Mortgagee with a lien on the Building or the Building Lot, this Lease shall be subject and subordinate at all times to:

17.1.1 all leases which may now exist or hereafter be executed affecting the Building or the Building Lot or both, and

17.1.2 the lien of any Mortgage, or specific provisions of any such Mortgage as determined by Landlord and its lenders which may now exist or hereafter be executed in any amount for which the Building, Building Lot, leases or Landlord’s interest or estate in any of said items is specified as security.

17.2 Delivery of Documents. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such leases or any such liens or specific provisions of such liens as determined by Landlord and its lenders to this Lease. In the event that any lease terminates for any reason or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such leases or the lien of any such Mortgage, provided Landlord shall provide Tenant with nondisturbance agreements in favor of Tenant from any lessors, mortgage holders or lien holders of Landlord in consideration of, and as a condition precedent to, Tenant’s agreement to subordinate. Should Tenant fail to sign and return any such documents within ten (10) business days of request Tenant shall be in default, and Landlord may, at Landlord’s option, terminate the

Lease provided written notice of such termination is received by Tenant prior to Landlord’s ______ of such documents. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

ARTICLE 18

LIENS

Tenant shall not permit any mechanics’, materialmens’ or other liens to be filed against the Premises or the Project, except for those liens being contested and bonded in accordance with the terms of Section 7.5 above. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

ARTICLE 19

BANKRUPTCY

If Tenant shall file a petition in bankruptcy pursuant to any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant’s property and the order appointing such receiver of trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Section 13.3 hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum damages allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to or less than the amount of damages recoverable under the provisions of this Article 19.

ARTICLE 20

PROFESSIONAL FEES

If Landlord should bring suit for possession of the Premises, for the recovery of any sum due pursuant to this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers’, accountants, and attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to Rent, late charges, interest and other sums payable pursuant to this Lease.

ARTICLE 21

PERFORMANCE BY TENANT

All covenants and agreements to be performed by Tenant pursuant to any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which Tenant is liable pursuant to this Lease, or if Tenant shall fail to perform any other obligation on its part to be performed pursuant to this Lease, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the nonpayment thereof by Tenant as are set forth in Article 13.

ARTICLE 22

MORTGAGEE PROTECTION

In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a first or lower priority Mortgage covering the Project whose address shall have been furnished to Tenant, and shall offer such Mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

ARTICLE 23

DEFINITION OF LANDLORD

The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question, of the fee title of the Premises or the lessee under a ground lease, if any. In the event of any transfer, assignment or other conveyance of title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of any and all liability for the performance of all covenants or obligations of Landlord thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord pursuant to this Lease, during its ownership of the Premises, Building and/or the Building Lot. Landlord may transfer its interest in the Premises, the Building and/or the Building Lot without the consent of Tenant and any such transfer shall not be deemed a violation by Landlord of this Lease.

ARTICLE 24

WAIVER

24.1 Waiver by Landlord. Landlord’s waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon full performance by Tenant of the terms, covenants and conditions of this Lease in strict accordance with the terms thereof. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant or any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. Acceptance by Landlord of a sum less than the Base Monthly Rent and Additional Rent or other sum then due shall not be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease.

24.2 Waiver by Tenant. Tenant’s waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Tenant to insist upon the performance by Landlord in strict accordance with said terms.

ARTICLE 25

IDENTIFICATION OF TENANT

If more than one person or entity executes this Lease as Tenant, (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

ARTICLE 26

NO PARKING RIGHTS

26.1 No Lease of Parking Rights. Parking Rights are not included in and are not a part of this Lease. Tenant, its employees and invitees shall have no right to use any parking areas in or on the Building or Building Lot except as Landlord and Tenant may otherwise agree in a separate written parking agreement.

26.2 Additional Restrictions. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded or unloaded in areas other than those designated for such activities and for no longer than permitted by Landlord. If Tenant permits any of the prohibited activities described above, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand to Landlord as required.

ARTICLE 27

FORCE MAJEURE

The period for performance of any obligation by either party shall be extended (except for Tenant’s obligations to pay Rent, Additional Rent and other charges due pursuant to this Lease which obligations shall not be extended) by the period of any delay in performance caused by an act of God, labor strike, adverse weather conditions, shortage of materials, war, invasion, acts of a public enemy, governmental preemption in connection with a national emergency, riot, laws, rules, regulations or order of governmental or military authorities, or failure or defect in the supply, quantity or character of utilities furnished to the Building or Premises (collectively “Force Majeure Event”), excluding from all the foregoing financial inability.

ARTICLE 28

LIMITATION ON LIABILITY

In consideration of the benefits accruing to Tenant pursuant to this Lease, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) The sole and exclusive remedy shall be against the Landlord’s interest in the Building;

(b) No officer, director, shareholder or partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership) and no service of process shall be made against any officer, director, shareholder or partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(c) No officer, director, shareholder or partner of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken against any officer, director, shareholder or partner;

(d) Any judgment taken against any officer, director, shareholder or partner of Landlord may be vacated and set aside at any time nunc pro tunc;

(e) No writ of execution will ever be levied against the assets of any officer, director, shareholder or partner of Landlord;

(f) The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease;

(g) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

ARTICLE 29

MODIFICATION FOR LENDER

If, in connection with obtaining construction, interim or permanent financing or refinancing for the building and/or the Project and Mortgagee shall request reasonable modification in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold estate created by this Lease or Tenant’s rights hereunder.

ARTICLE 30

FINANCIAL STATEMENTS

No more frequently than two (2) times per calendar year; Tenant shall upon ten (10) days prior written notice from landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and shall either be audited by an independent certified public accountant if such is the normal practice of Tenant and, if not, such statements may be unaudited but signed by an accountant. Tenant shall provide consolidated financial statements if requested by Landlord.

ARTICLE 31

LENDER APPROVAL

Notwithstanding any other provision hereof, the effectiveness of this Lease is expressly conditioned upon receipt by Landlord of approval of the Lease by Landlord’s lender(s).

ARTICLE 32

RELOCATION

ARTICLE 33

LEASE INCENTIVES

Without limiting any other provisions of this Lease, if Tenant is in default under this Lease at any time during the Term and if Landlord has given Tenant any lease incentives or other inducements or consideration in connection with this Lease (“Incentives”), including without limitation, any abatement of rent but excluding the Tenant Improvement Allowance then the Incentives will terminate and Landlord may recover from Tenant the value of all such Incentives received by Tenant in addition to all other damages recoverable by Landlord pursuant to the provisions of this Lease.

ARTICLE 34

MISCELLANEOUS

34.1 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

34.2 Headings and Titles. The captions of the Articles or Sections of this Lease are only to assist the parties in reading this Lease and shall have no effect upon the construction or interpretation of any part hereof.

34.3 Interpretation. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter gender shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

34.4 Successors and Assigns. Except as otherwise specifically provided in the Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

34.5 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

34.6 Severability. If any term or provision of this Lease is held invalid or unenforceable to any extent under any applicable law by a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby, and each remaining term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

34.7 Integration. This Lease, along with any exhibits, attachments or other documents affixed hereto or referred to herein, constitutes the entire agreement between Landlord and Tenant relative to the leasing of the Premises. This Lease and such exhibits, attachments and other documents may be amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that no prior agreement, understanding or representation pertaining to any matter covered or mentioned in this Lease shall be effective for any purpose.

34.8 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by nationally or locally recognized overnight or same day delivery service which provides for acknowledgment of delivery. Notices to Tenant shall be delivered to the address specified in Section 14 of the Basic Lease Provisions, expect that upon Tenant’s taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 14 of the Basic Lease Provisions. All notices shall be effective upon personal delivery or three (3) days after deposit in the U.S. Mail. Either party may change its notice address upon written notice to the other party, except that Landlord may in any event use the Premises as Tenant’s address for notice purposes after the Commencement Date.

34.9 No Light, Air or View Easements. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or elsewhere in the project shall in no way affect this Lease or impose any liability on the Landlord.

34.10 Brokers. Landlord and Tenant acknowledge that the broker(s) who procured this Lease is, unless otherwise specifically provided in this Lease, specified in Section 11 of the Basic Lease Provisions. Landlord shall be solely responsible for the payment of brokerage commissions to such broker, and Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of the Lease. If Tenant has dealt with any other real estate broker or agent or any other person in connection with the leasing of space in the Building, Tenant shall be solely responsible for the payment of any fee due such person, and Tenant shall indemnify, defend and hold Landlord harmless from and against any liability in respect thereto, including attorneys’ fees and costs.

34.11 No Partnership. This Lease shall not be construed to constitute any form of partnership or joint venture between Landlord and Tenant. Landlord and Tenant mutually acknowledge that no business or financial relationship exists between them other than as Landlord and Tenant, and that Landlord is not responsible in any way for the debts of Tenant or any other party.

34.12 Corporation or Partnership as Tenant. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for a Lessee represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

34.13 Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum of this Lease without prior written consent of the other.

34.14 Exhibits. All exhibits, schedules and addenda attached to this Lease are incorporated herein by references as though fully set forth herein.

34.15 Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorney’s fees incurred in connection with Tenant’s request for Landlord’s consent in connection with any act which Tenant proposes to do and which requires Landlord’s consent.

34.16 Examination of Lease. The submission of this Lease by Landlord, its agent, or its representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises or a reservation of the Premises in favor of Tenant, it being intended that this Lease shall become effective only upon Landlord’s execution and delivery of fully executed counterpart thereof to Tenant.

LANDLORD		TENANT

Prospect Center Corporation, a California corporation		RaceGate.Com, a Delaware corporation

By:	/s/ David C. Mize	By:	/s/ Robert Raczkowski

Name:	David C. Mize	Name:	Robert Raczkowski
Title:	President	Title:	Chief Executive

ADDENDUM I

1.	Provided that Tenant has not been in default of the Lease at anytime during its term, Landlord agrees to Lease Suite 201 to Tenant on the terms and conditions noted herein for Suite 201.

ADDENDUM 2

Tenant at Tenant’s expense is responsible to install air conditioning equipment complete to Tenant’s computer room for the purpose of maintaining proper temperature for their computer equipment.

The maintenance of this equipment of twenty-four (24) hour service, seven days a week, if necessary, is the sole responsibility of the Tenant. The Landlord will supply the electrical power outlet. Upon termination of the Lease the Tenant is responsible to remove it’s air conditioning equipment at the Tenant’s cost.

Landlord		Tenant

Sign	/s/ David C. Mize	Sign	/s/ Scott G. Kyle

Print	DAVID C. MIZE	Print	Scott G. Kyle
Title	PRESIDENT	Title	CFO

EXHIBIT A

THE PREMISES

The Premises description shall mean the area shown on the floor plan below indicated by the crosshatched areas.

[GRAPHIC]

TYPICAL OFFFICE LEVEL PLAN

LESSEE’S INITIALS	/s/ Illegible	LESSOR’S INITIALS	/s/ Illegible

EXHIBIT A

[GRAPHIC]

TYPICAL OFFFICE LEVEL PLAN

LESSEE’S INITIALS	/s/ Illegible	LESSOR’S INITIALS	/s/ Illegible

EXHIBIT C

RULES AND REGULATIONS

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part or Premises without the prior written consent of Landlord if visible from outside the Premises. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place any thing against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct or litter any sidewalks, halls, passages, exits, entrances, parking areas, elevators, escalators, or stairways of the Building or Project. The halls, passage, exits, entrances, elevators, escalators, or stairways or not open to the general public, but are open, subject to reasonable regulation, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the building without the permission of Landlord.

4. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through the Landlord, and except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

5. Landlord will furnish Tenant, free of charge, keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instruction in their installation.

7. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant’s initial move in and subsequent deliveries of bulky items such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during hours of 6:00 P.M. and 6:00 A.M. or on Saturday or Sunday. Deliverers during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

8. Tenant shall not place a load upon any floor of the Building or Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall, if considered necessary by Landlord, stand on such platforms ad determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. The persons employed to move such equipment

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in or out of the Project must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Project by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9 Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

10 Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

11 Landlord reserves the right to close and keep locked all entrances and exit doors of the Building and to exclude from the Building between the hours of 6:30 P.M. and 6:30 A.M. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and Legal Holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

12 Tenant shall close and lock the doors of its Premises and entirely shut off all faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

13 Except as specifically provided in Paragraph 25 of these Rules and Regulations, Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such reasonable hours and under such reasonable regulations ad may be fixed by Landlord.

14 The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

15 Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenants Lease.

16 Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Project except as specifically permitted in writing by Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project of elsewhere.

17 Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with normal decorating practices. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

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18 Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

19 Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited and Tenant shall cooperate to prevent such activities.

20 Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

21 Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in, any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

22 The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except that used by Tenant of Underwriter’s Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes ordinances, rules and regulations.

23 Tenant shall not use in any space or in the Building Common Areas any hand truck except those equipped with rubber tires, and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

24 Without the written consent of Landlord, Tenant shall not use the name of the Building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

25 Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

26 Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closes.

27 Requests by tenant relating to the performance of Landlord’s maintenance obligations under this Lease will be attended to only upon appropriate application to the Building or Project management office (as appropriate) by an authorized representative of Tenant whose identity shall be designated to Landlord in writing. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

28 The building is a non-smoking building. Smoking is not permitted in any area of the Building including but limited to Tenant suites including the Premises, private offices, corridors, restrooms, stairwells, parking garages and/or lobbies. Neither Tenant nor any of its employees, agents, guests or invitees shall smoke in the Building and Tenant will enforce this requirement with respect to anyone in the building on behalf of, related to, or at the request of Tenant.

29 Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the building or Project.

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30 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

31 Landlord reserves the right to made such other and reasonable and nondiscriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

32 Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT E

STANDARDS FOR UTILITIES AND SERVICES

The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto:

1 Landlord shall provide nonattended automatic elevator facilities Monday through Friday, except Legal Holidays, from 8 A.M. to 6 P.M. and have one elevator available at all other time.

2 Landlord shall, on Monday through Friday, except Legal Holidays, from 8 A.M.. to 6 P.M.. and on Saturday mornings from 8 A.M.. to 12 Noon, (“Business Days” and Business Hours”) ventilate the Premises and furnish air conditioning or heating on such days and hours. If Tenant requires additional hours of air conditioning or heating, Landlord will provide the same upon reasonable advance notice by Tenant, and reimbursement by Tenant to Landlord for the cost thereof at a reasonable hourly rate (based upon 100% of the estimated operating and maintenance costs per hour of the Building primary heating and cooling system). Charges for any such excess usage will be billed monthly and shall be payable by Tenant as Additional Rent. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the heating and air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current wages for heating and air conditioning mechanics and shall include the cost of all parts to repair the system.

3 Landlord shall furnish to the Premises, during the usual Business Hours on Business Days, electric current as required by building standard office lighting and office business machines. It is the intent of Landlord that the electrical service provided to the Premises will be separately metered. If Tenant’s electrical needs are in excess of the service capacities designated herein and require redesign and/or reconstruction of the main Building electrical system, the cost of such redesign and/or reconstruction shall be paid by Tenant to Landlord upon demand. Tenant agrees not to use any apparatus or device in, upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord.

4 Whenever equipment or lighting (other than Building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the air conditioning system, Landlord will have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Building or Premises or otherwise modify the ventilation and air conditioning system serving the Premises, and the cost of such facilities and modifications will be borne by Tenant. Tenant will bear the cost of replacement bulbs or tubes for all non-building standard light fixtures.

5 Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge. Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from

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Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

6 Landlord shall provide janitor service to the Premises not more than five (5) times per week, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant’s expense, and to the satisfaction of Landlord, and by persons approved by Landlord and if in Landlord’s opinion the Premises are not being so kept, upon giving notice to Tenant, Landlord shall be permitted to clean Tenant’s Premises on behalf of Tenant and Tenant shall pay Landlord as Additional Rent the sum which Landlord shall charge therefor. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

7 Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenant, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

8 If Tenant requires additional services which are not specified herein and Landlord elects to provide such services to Tenant, or if Tenant’s floor covering or other improvements are Non-Building Standard, Tenant will pay to Landlord, as Additional Rent, upon demand, Landlord’s actual cost of providing such services, plus an additional fifteen percent (15%) of such costs to cover Landlord’s overhead costs.

9 Landlord may, at its sole option, provide security services or devices in the Building, although Landlord is not required to do so. If Landlord provides any such security or devices, Landlord shall establish the hours, days and level of service. The cost shall be included as an Operating Expense. If Tenant requires additional security service, Landlord will provide the same on reasonable advance notice from Tenant who will reimburse Landlord for the actual cost of the additional service. Landlord is not responsible for any loss or damage arising out of or related to the presence or absence of security services or devices in the building.

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EXHIBIT “G”

TENANT IMPROVEMENT AGREEMENT

Landlord and Tenant agree that Landlord shall, at Landlord’s expense, improve and prepare the Premises on Tenant’s behalf prior to Tenant’s occupancy as follows:

Suite 250 - Per Exhibit G-1

Suite 401- Per the following: (See Exhibit G-II for demolition plan.)

a) remove all interior walls and doors,

b) install new entry doors

c) install new building standard carpet and paint

d) install new ceiling, if required by demolition

e) relocate HVAC ductwork as may be required

Suite 201 – Per the following:

a) install new building standard carpet and paint to match Suite 250’s carpet and paint,

b) open up a doorway from Suite 250 to 201, and between the front and rear portion of Suite 201.

[GRAPHIC]

General Notes:

•	wallpaper to be removed and all wall surfaces to be painted.

•	lighting to remain as is

•	ceiling to remain as is.

•	___ carpet voids with carpet from lunch room.

EXHIBIT G-II

[GRAPHIC]

[GRAPHIC]

EXHIBIT H

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is made and effective as of this day of May 20, 1999, by                                               (“Guarantor”) in favor of Prospect Center Corporation (“Landlord”) with reference to the facts set forth below.

RECITALS:

A. Landlord has entered into that certain Lease Agreement (“Lease”) of even date herewith with RaceGate.Com, a Delaware corporation (“Tenant”), to which this Guaranty is attached as an Addendum for the lease of the premises (“Premises”) located in the City of San Diego, State of California, as more particularly described in the Lease.

B. As a condition to entering into the Lease, Landlord has required that Guarantor execute this Guaranty guaranteeing performance of all the covenants on Tenant’s part to be performed pursuant to the Lease. Guarantor’s agreement to provide this Guaranty is material consideration for Landlord’s decision to lease the Premises to Tenant.

NOW, THEREFORE, to induce Landlord to enter into the Lease and in consideration thereof, Guarantor agrees as set forth below.

1 Guarantor unconditionally guarantees to Landlord, and to Landlord’s successors and assigns, the payment by Tenant of the rental and all other charges which accrue under the Lease in the manner and at the time prescribed therein, and the full and punctual performance and observance, by Tenant, of all the terms, covenants and conditions contained in the Lease. Guarantor waives notice of any breach or default by Tenant. Guarantor’s obligations hereunder shall continue in full force and effect with respect to any of Tenant’s obligations under the Lease which are not performed upon the termination of this Lease.

2 This Guaranty is a continuing guaranty of all of Tenant’s obligations under the Lease, independent of and in addition to any other guaranty, previously or subsequently given to Landlord, and this Guaranty shall not affect any of said guaranties.

3 Guarantor hereby expressly waives and relinquishes any and all right and remedies which Guarantor may have or be able to assert by reason of the laws or decisions of the State of California pertaining to the rights and remedies of sureties.

4 Guarantor waives any right to require Landlord to (a) proceed against Tenant or any co-guarantor, (b) proceed against or exhaust any security (including a security deposit) held by Landlord, or (c) pursue any remedy in Landlord’s power whatsoever. Guarantor waives any defense it may acquire by reason of Landlord’s election of any remedy against it or Tenant or both, including, but without limitation, the election by Landlord to exercise its rights to occupy and operate the Premises under the Lease.

5 Guarantor waives any defense based upon the legal disability of Tenant, or any discharge, release or limitation of liability of Tenant to Landlord, or any restraint or stay applicable to actions against Tenant, or any disaffirmance or abandonment of the Lease by trustee of Tenant whether consentual, or by order of a court or other governmental authority, arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency of debtor relief proceeding, or any other cause. Guarantor further waives any defense based upon any

Page 1H of 3H

amendment modification, renewal, extension, assignment, subletting or other alteration (with or without the consent of Landlord) of the Lease, or the term of the Lease or obligation of Tenant or Landlord under the Lease, or any other documents relating to the transactions described therein; any defense based upon the negligence of Landlord any defense based upon the forfeiture or termination of the Lease by Landlord whether by expiration or default; any defense based upon the failure of Landlord to file a claim in bankruptcy of Tenant; all rights of subrogation, all right to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the performance and obligations of Tenant under the Lease, except to the extent such security remains after payment and performance of Tenant’s obligations in full; any defense based upon the impairment of any subrogation rights that Tenant might have; any defense based upon death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity, or persons or entities, or the substitution of any party hereto, and any defense based upon or related to Guarantor’s lack of knowledge as to Tenant’s financial condition, and any and all right under Section 2845 of the California Civil Code and any successor provision.

6 Guarantor waives all presentments, demands, protests and notices of any kind including notice of acceptance of the Guaranty by Landlord. Any act of Landlord, or its successors or assigns, consisting of a modification of the Lease, a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extentions of time to Tenant, are hereby deemed approved by Guarantor and may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

7 Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform its obligations to Landlord, and agrees that Landlord shall have no duty to report to Guarantor any information which Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform.

8 The covenants and obligations of Guarantor hereunder are independent of the Tenant’s obligations under the Lease and are binding upon the Guarantor notwithstanding the fact that the Guarantor is not the signatory to the Lease; separate action or actions may be brought against any guarantor hereon, whether or not action is brought against Tenant or any co-guarantor or Tenant or any co-guarantor be joined in any such action or actions.

9 Any indebtedness or other obligations of Tenant now or hereafter held by Guarantor is hereby subordinated to Tenant’s obligations to Landlord, and such indebtedness or other obligations of Tenant to Guarantor, if Landlord so request, shall be collected, enforced and received by Guarantor as Trustee for Landlord and be paid over to Landlord on account of Tenant’s obligations to Landlord, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

10 The guaranty shall be enforceable by Landlord in accordance with the laws of the State of California and shall be construed in accordance therewith. Guarantor agrees to pay attorney’s fees and all other costs and expenses which may be incurred by Landlord in enforcement of this Guaranty. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the maximum rate permitted by law.

11 No delay or failure on the part of Landlord to pursue any right or remedy hereunder or under the Lease shall constitute a waiver of that right or remedy. All remedies of Landlord against Guarantor are cumulative.

12 The obligations and promises set forth herein shall be joint and several undertakings of each of the persons executing this Guaranty as a Guarantor, and Landlord may proceed hereunder against any one or more of said persons without waiving its right to proceed against any of the others. The use of the singular herein shall include the plural.

13 Guarantor acknowledges that its undertakings given hereunder are given in consideration of Landlord’s entering into the Lease and that Landlord would not consummate the Lease were it not for the execution and delivery of this Guaranty.

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UNIFORM DISCLAIMER FORM

LEASE FORM

RE:	LEASE DATED June 2, 1999 between Prospect Center Corporation, a California corporation (LANDLORD), and RaceGate.Com, a Delaware corporation. (TENANT).

1.	LEGAL EFFECT. Landlord and Tenant acknowledge that Broker is not qualified to practice law, nor authorized to give legal advice or counsel you as to any legal matters affecting this document. Broker hereby advises Landlord and Tenant to consult with their respective attorneys in connection with any questions each may have as to legal ramifications or effects of this document, prior to its execution.

2.	FORM OF LEASE. This proposed lease is a standard from document, and Broker makes no representations or warranties with respect to the adequacy of this document for either Landlord’s or Tenant’s particular purposes. Landlord or Tenant acknowledge and agree that this document is delivered to each subject to the express condition that Broker has merely followed the instructions of the parties in preparing this document, and does not assume any responsibility for its accuracy, completeness or form.

3.	NO INDEPENDENT INVESTIGATION. Landlord and Tenant acknowledge and understand that any financial statements, information, reports, or written materials of any nature whatsoever, as provided by the parties of Broker, and thereafter submitted by Broker to either Landlord and/or Tenant, are so provided without any independent investigation by Broker, and as such Broker assumes no responsibility or liability for the accuracy or validity of the same. Any verification of such submitted documents is solely and completely the responsibility of the party to whom such documents have been submitted.

4.	NO WARRANTY. Landlord and Tenant acknowledge and agree that no warranties, recommendations, or representations are made by the Broker as to the accuracy, the legal sufficiency, the legal effect of the tax consequences of any of the documents submitted by Broker to Landlord and/or Tenant referenced in Paragraph 3 above, nor of the legal sufficiency, legal effect of tax consequences of the transactions contemplated thereby. Furthermore, Landlord and Tenant acknowledge and agree that Broker has made no representations concerning the ability of the Tenant to use the Premises intended, nor of the sufficiency or adequacy of the Premises of their intended use, and Tenant is relying solely on its own investigation of the Premises in accepting this Proposal to Lease.

5.	NOTICE REGARDING HAZARDOUS WASTES OR SUBSTANCES AND UNDERGROUND STORAGE TANKS. Broker will disclose any knowledge it actually has with respect to the existence of any hazardous wastes, substances, or underground storage tanks at the Premises, Broker has not made any independent investigations or obtained reports with respect thereto, except as may be described in a separate written document signed by Broker. All parties hereto acknowledge and understand that Broker makes no representation regarding the existence or nonexistence of hazardous wastes, substances, or underground storage tanks at the Premises. Each party should contact a professional, such as a civil engineer, geologist, industrial hygienist or other persons with experience in these matters to advise you concerning the property.

6.	DISCLOSURE RESPECTING AMERICANS WITH DISABILITIES ACT. The United States Congress has recently enacted the Americans with Disabilities Act. Among other things, this act is intended to make many business establishments equally accessible to persons with a variety of disabilities: modifications to real property may be required. State and local laws also may mandate changes. Broker is not qualified to advise you as to what, if any, changes may be required now or in the future. Broker recommends mat you consult the attorneys and qualified design professionals of your choice for information regarding these matters.

7.	ATTORNEY’S FEES. In any action, proceeding, or arbitration arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs.

8.	ENTIRE AGREEMENT. This document constitutes the entire agreement between parties with respect to the subject matter contained herein and supersedes all prior or contemporaneous agreements, representations, negotiations and understandings of the parties other than such writings as my executed and/or delivered by the parties pursuant hereto. There are no oral agreements or implied covenants by the Seller or Buyer, or by their respective employees, or other representatives.

9.	MARKET INFORMATION DISTRIBUTION. If Broker is a representative in a lease. Broker is authorized by Lessor/Lessee to report the lease price and terms to trade journal publication.

Lessor	/s/ Illegible	Date	6/14/99

Lessee	Illegible	Date	6/7/95

ADDENDUM 2

Tenant at Tenant’s expense is responsible to install air conditioning equipment complete to Tenant’s computer room for the purpose of maintaining proper temperature for their computer equipment.

The maintenance of this equipment of twenty-four (24) hour service, seven days a week, if necessary, is the sole responsibility of the Tenant. The Landlord will supply the electrical power outlet. Upon termination of the lease the Tenant is responsible to remove it’s air conditioning equipment at the Tenant’s cost.

Landlord		Tenant

Sign	/s/ David C. Mize	Sign	/s/ Scott G. Kyle

Print	DAVID C. MIZE	Print	Scott G. Kyle

Title	PRESIDENT	Title	CFO